OPTION AGREEMENT

This Option Agreement (this "**Agreement**") is made as of December 14th 2006 by and among Fountainhead Capital Partners Limited (Jersey) ("FHCP" or "Grantee") and Vycor Medical, LLC ("VYCOR" or "Grantor") (collectively referred to hereafter as the "**Parties**").

WITNESSETH:

WHEREAS, FHCP and VYCOR have also concurrently entered into a transaction whereby FHCP is advancing a bridge loan in the amount of US$150,000, plus the amount of FHCP's legal fees and out-of-pocket due diligence cost incurred in connection with the transaction to VYCOR (the "VYCOR Bridge Loan") based upon the terms and conditions detailed in the transaction documents executed in connection with the VYCOR Bridge Loan;

WHEREAS, as partial consideration for FHCP extending the VYCOR Bridge Loan, VYCOR has agreed to extend to FHCP (or its designee) an option to make a further investment in VYCOR of up to US$1,850,000 in accordance with the terms hereof for a period of three (3) years from the date hereof (the "Option") and

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree in good faith as follows:

1. Consideration for Grant. The consideration for the grant of the Option is FHCP's agreement to extend the VYCOR Bridge Loan and the covenants terms and conditions detailed herein and in the transaction documents related to the VYCOR Bridge Loan.

2. Option.

(a) The Grantor hereby grant to the Grantee (or its designee) the irrevocable and unconditional right and option to make the investment into VYCOR described more particularly herein (the "Transaction").

(b) The Grantee may, at any time within three (3) years of the execution of this Agreement, exercise the Option by providing a notice (or multiple notices) to the Grantors of such exercise (each a "**Notice of Exercise**") on the date(s) (the "**Exercise Date**") specified by Grantees in each Notice of Exercise. The Option may be exercised in whole or in part and in one or more tranches, provided such Notice(s) of Exercise are delivered to the Grantor during the term of the Option.

(c) If Grantee exercises the Option, then on the Exercise Date, the Grantor shall immediately take any and all actions required to promptly effectuate the Transaction.

3. The Transaction. FHCP (or its designee(s) may invest up to US$ 1,850,000, in one or more tranches during the term of the Option, through the purchase of Debentures of VYCOR under the following terms and conditions:

(a) Maturity. The principal amount of the Debenture, together with accrued interest, shall be due and payable two (2) years from the date of issuance of each such Debenture. FHCP shall have the sole option to extend the maturity date.

(b) Optional Conversion. FHCP shall have the option, exercisable at its sole discretion, to convert all or any part of the outstanding principal balance together with accrued interest on the to a number of VYCOR membership units based upon a pro-forma, pre-money, fully-diluted VYCOR valuation of US$5,000,000.

(c) Interest. Debentures shall bear interest at the Applicable Federal Rate as defined in section 1274(d) of the Internal Revenue Code, which shall be accrued and be payable at maturity or credited at conversion.

(d) Priority. Senior obligation, with priority over all other obligations of VYCOR.

(f) Security. Debentures shall be secured by first priority general security interest in all of the assets of VYCOR (including but not limited to all tangible and intangible assets, rights, intellectual property and interests either owned by or used in connection with VYCOR's business) (the "Security").

(g) Warrants. Warrants to purchase a number of membership units equal to ten percent (10%) of the pro-forma, post-money aggregate membership units of the Company at a price based on a US$10,000,000 post-money valuation (fully-diluted including units issuable on conversion of the Debentures) of the Company exercisable for a period of five years. The number of Warrants is based on investment of the full US$ 1,850,000 pursuant to this Option Agreement. In the event less than such amount is invested, the number of Warrants shall be reduced pro-rata based on the amount of such amount invested pursuant to this Option Agreement.

(g) Events of Default. In addition to payment default, events of default shall include but not be limited to default on any other VYCOR obligations, insolvency, bankruptcy and an assignment for the benefit of creditors.

(i) Investor. This investment will be made by FHCP or its designees.

(j) Anti-Dilution Provisions. VYCOR will provide appropriate anti-dilution protection to FHCP relative to the issuance of any securities (including but not limited to units and/or convertible instruments) at a lower valuation than the investment basis attributable to the Debentures.

(k) Registration Rights. The Company shall grant Grantee certain registration rights pursuant to the terms of a Registration Rights Agreement executed concurrently herewith.

4. Representations and Warranties of Grantor. Grantor represents and warrants to the Grantee as follows:

(a) The Grantor has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b) The grant of the Option and the performance of all obligations of Grantor under the this Agreement are not in conflict with any other obligations of Grantor or any rights of any third parties.

(c) This Agreement constitutes a duly authorized, legal and binding obligations of the Grantor.

(d) Grantor is either the owner of or has enforceable perpetual rights to use all intellectual property required in connection with the operation of its business.

(e) Grantor shall provide Grantee with an acceptable opinion of counsel that each and every aspect of the exercise of the Option and the Transaction have been duly authorized by VYCOR and is enforceable in accordance with applicable law.

5. Representations and Warranties of Grantee. Grantee represents and warrants to the Grantor as follows:

(a) Grantee has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

6. Conditions Precedent to Exercise. Notwithstanding anything herein to the contrary, Grantee's right to exercise the Option is conditioned upon:

(a) the advancement of the VYCOR Bridge Loan funding, and

(b) The conversion of Grantor from a New York limited liability company to a Delaware "C" corporation. Upon such conversion, all references herein to membership units shall thereafter be deemd to mean shares of the Delaware corporation.

7. Termination. This Agreement, and the respective rights and obligations of the Parties hereunder, shall terminate on the third anniversary of the date of this Agreement.

8. Confidentiality, Press Releases and Announcements.

(a) The Grantors and Grantees shall treat and hold as confidential, and will direct their respective agents and representatives to treat and hold as confidential, this

Agreement, the subject matter of this Agreement and the terms and provisions contained herein and shall not disclose, and will direct their respective agents and representatives to not disclose, this existence of this Agreement, the subject matter of this Agreement nor the terms and provisions contained herein without the written consent of the other party.

(b) Neither the Grantors nor Grantees, nor any person or entity within such Parties control, shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other party.

9. Fees and Expenses. The fees and expenses related to the transactions contemplated herein shall be borne by each respective party as incurred.

10. **Finders Fees**. The Parties agree that a finders' fee in the aggregate amount of six percent (6%) of the amount advanced on account of the exercise of the Option by FHCP or any of it affiliates shall be paid to Oak Street Advisors and RES Holdings, Inc. from the proceeds of the advance. Such amount shall be divided among the finders as they shall, in their sole discretion, determine. All parties agree that there are no other finders' or brokers' fees payable on account of this transaction

11. Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to VYCOR:

Vycor Medical, LLC
40 Chardonnay Drive
Coram, NY 11727
Facsimile:
Attention:

Copy to:

N/a

If to the Grantors:

Fountainhead Capital Partners
Limited
c/o Jordans (C.I.) Limited
Portman House
Hue Street, St. Helier
Jersey JE4 5RP

Copy to:

Law Offices of Robert Diener
122 Ocean Park Boulevard
Suite 307
Santa Monica, California 90405
Facsimile: (310) 362-8887
Attention: Robert Diener

telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

12. Miscellaneous.

(a) Entire Agreement. This Agreement constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

(b) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party.

(c) Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

(d) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(e) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of New York. The Parties hereby consent to the exclusive jurisdiction of the courts of the State of New York located in New York City and the United States District Court for the Southern District of New York for all disputes arising under this Agreement.

(f) Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the exercise of the Option or the termination of this Agreement. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the party giving such waiver. No waiver by any party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(g) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of

the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

(h) Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

(i) Remedies. Each Party shall be entitled to enforce its rights under this Agreement specifically to recover damages by reason of any breach of any provision or term of this Agreement and to exercise all other rights existing in its favor. In addition to any other recovery, the prevailing party in any action brought to enforce this Agreement shall be entitled to recover its costs, including reasonable attorneys' fees.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as an instrument under seal as of the date first written above.

VYCOR MEDICAL, LLC

By: [signature]
Name: KENNETH COVIELLO
Title: CEO

FOUNTAINHEAD CAPITAL PARTNERS LIMITED

By: [signature] [signature]
Name: **Gisele Le Miere** **Carole Dodge**
Title: **Director** **Director**